STATE OF LOUISIANA

PARISH OF LAFAYETTE

EMPLOYMENT AGREEMENT

AGREEMENT MADE as of the 19th day of October, 2016, by and between MIDSOUTH BANK NA, a national banking organization organized under the National Banking Act, domiciled in Lafayette, Lafayette Parish, Louisiana, represented herein by its agent, TROY CLOUTIER, MIDSOUTH BANCORP, a Louisiana corporation, domiciled in Lafayette, Lafayette Parish, Louisiana, represented herein by its agent, WILL G. CHARBONNET, (herein sometimes jointly referred to as “BANK”) and CLIVE R. CLOUTIER, of full age of majority, a resident of and domiciled in Lafayette, Lafayette Parish, Louisiana (herein sometimes referred to as “EXECUTIVE”) by these presents do agree and contract that:

1.

The parties to this Agreement recognize that Executive has played an integral role in the founding of the Bank, its growth, and in its overall success for many years. This Agreement is intended to allow the Executive to begin phasing down his duties over the next several years, but to continue in his role as valuable advisor, business developer, and leader, and to be guaranteed a minimum amount of compensation through the remainder of the term of this Agreement, even should he be terminated.

2.

The BANK shall employ the EXECUTIVE in his current position as full time Chief Executive Officer of MidSouth Bank until November 1, 2016. As of November 1, 2016, EXECUTIVE’s position will be Senior Executive Advisor of MidSouth Bank, and EXECUTIVE will also continue in his position as President and Chief Executive Officer of MidSouth Bancorp.

3.

The term of this Agreement is from the date of signing until October 31, 2020. However, the continued employment of EXECUTIVE shall be on an at will basis. The BANK shall have the right to terminate EXECUTIVE’S employment at any time, for any reason, with or without notice, and the EXECUTIVE shall have the right to resign at any time, for any reason, with or without notice. Should the BANK terminate EXECUTIVE’s employment before the end of the term, he shall continue to receive the compensation set out in Paragraph 5 below, in accordance with the terms specified therein. Should EXECUTIVE resign before the end of the term, the BANK’s obligation to pay the compensation set out in Paragraph 5 below shall end immediately upon the date of resignation, as will any other perquisites granted to EXECUTIVE in this Agreement. Notwithstanding any other provision of this Agreement, upon the BANK’s termination of the

EXECUTIVE’s employment for any reason, the BANK shall not make any payments of compensation until at least six months have passed from the date of the EXECUTIVE’s termination of employment. The BANK shall pay all payments to EXECUTIVE that would have otherwise been paid during this six month prohibition period on the first payroll date occurring after the end of the six-month period. The BANK shall continue payments of compensation to EXECUTIVE until all payments due under Section 5 have been paid in full.

4.

It shall be the responsibility of EXECUTIVE to perform any and all duties and responsibilities of an executive and advisory nature as may be specified from time to time by the BANK’S Chief Executive Officer or the Chairman of the Board of the BANK.

5.

During the term of this Employment Agreement, the BANK shall pay to EXECUTIVE the following minimum salary amounts for the remainder of the term of the Agreement: $441,000 annually until November 1, 2016, $355,000 during the period from November 1, 2016 through October 31, 2017, $355,000 during the period from November 1, 2017, through October 31, 2018, $250,000 during the period from November 1, 2018 through October 31, 2019, and $250,000 during the period from November 1, 2019 and October 31, 2020; provided, however, that the BANK shall not be obligated to pay as annual salary any sum in excess of that which shall be approved as compensation for EXECUTIVE by the Office of the Comptroller of Currency, United States of America. Should the employment of EXECUTIVE be terminated by the BANK before the end of the term, for any reason, with or without cause, EXECUTIVE will continue to be paid the annual amounts of salaries as set out above, beginning six months after EXECUTIVE’s termination date, as provided in Paragraph 3, above. Should EXECUTIVE resign before the end of the term, for any reason, the obligation of the BANK to pay any continuing compensation as set out above will end immediately. Additionally, should the EXECUTIVE violate the restrictive covenant obligations set out below in Paragraph 10, the BANK’s obligation to continue payments shall end.

6.

The BANK shall furnish to EXECUTIVE an automobile comparable to a Buick Enclave, to be paid for and owned by the BANK and furnished for use by the EXECUTIVE. In addition, the BANK shall provide automobile insurance and other insurances which it deems in its sole discretion to be necessary and with an agent, insurance BANK, insurance broker, and insurance program which it, in its sole discretion, determines to be proper and according to the terms and conditions which it, in its sole discretion, determines to be necessary. The BANK shall provide to EXECUTIVE gasoline and other maintenance expenses for the vehicle; provided, however, that EXECUTIVE shall, at the request of the BANK, faithfully maintain the vehicle and provide the BANK with any and all written reports and logs which the BANK may require from time to time documenting the use and maintenance of the vehicle.

7.

EXECUTIVE shall serve on committees of the BANK and BANCORP as he is appointed or assigned by the Chairman of the Board of Directors of the BANK and BANCORP and shall be responsible for performing any and all duties and responsibilities which, from time to time, may be requested of EXECUTIVE by the Chairman of the committees on which EXECUTIVE sits.

8.

The BANK and EXECUTIVE do hereby agree and contract that should a change of control in the ownership or management of the BANK occur as a result of a sale or merger, resulting in the termination of EXECUTIVE, the compensation obligations of the BANK to the EXECUTIVE set out in Paragraph 5 above shall continue, except that the BANK shall accelerate payment of the entire remaining balance of the compensation obligation, and will pay said balance in one lump sum to EXECUTIVE. For purposes of this Section 8, a “change of control in the ownership or management of the BANK” shall be deemed to occur only upon the occurrence of an event which constitutes a change in control as defined in Internal Revenue Code Section 409A (a)(2)(A)(v) and the Treasury Regulations promulgated thereunder. The BANK shall make this lump sum payment on the first normal payroll date six months after the termination resulting from the event constituting the change in control.

9.

(a)EXECUTIVE agrees that during his employment with the BANK and for a two (2) year period following the date of any voluntary or involuntary termination of such employment (the "Term"), without the prior written consent of the BANK, EXECUTIVE shall refrain, directly or indirectly, and whether as a principal, agent, executive or otherwise, alone or in association with any other person or entity, from carrying on or engaging in a business similar to that of the BANK and/or from soliciting customers of the BANK within the Designated Area, so long as the BANK carries on a like business therein. For the purposes of this Agreement, if EXECUTIVE becomes employed by a competing business, regardless of whether or not EXECUTIVE is an owner or equity interest holder of that competing business, then EXECUTIVE shall be deemed to be carrying on or engaging in a business similar to that of the BANK.

(b)Definition of Designated Area. The term "Designated Area" shall mean the following Louisiana parishes: LaFourche, St. Mary, Calcasieu, Terrebonne, Iberia, St. Martin, St. Landry, Lafayette, Jefferson Davis, Caddo, De Soto, East Baton Rouge, Natchitoches, Rapides, and Sabine parishes. The term “Designated Area” shall also mean the following Texas counties: Jefferson, Bowie, Collin, Dallas, Denton, Fort Bend, Hunt, Kaufman, Orange, Rockwall, Smith, Tarrant, Montgomery, Harris, and Brazos counties.

(c)Definition of Business of the BANK. For the purposes of this Agreement, the "business" of the BANK shall be defined as: Banking as carried on by BANK.

(d)In the event that EXECUTIVE breaches the terms of this noncompetition and nonsolicitation agreement, as set forth in this paragraph, in addition to any other injunctive or monetary relief available to the BANK as a result of said breach, as specified in section (e) below, the BANK’S obligation to continue paying any compensation to EXECUTIVE pursuant to Paragraph 5 above (should it otherwise still exist) shall immediately end upon the date of said breach.

(e)In the event of a breach, or a threatened breach, of any aspect of this noncompetition and nonsolicitation covenant contained in this paragraph 9, the BANK shall, in addition to all other remedies, be entitled to: (i) a temporary, preliminary, and/or permanent injunction against such breach without the necessity of showing any actual damages or any irreparable injury, (ii) a decree for the specific performance of this covenant, and/or (iii) damages, attorney’s fees and costs.

10.

(a) In addition to any other obligation or covenant contained herein, EXECUTIVE shall not, at any time during EXECUTIVE's employment with the BANK, directly or indirectly communicate or disclose to any person or entity, or use for his benefit or that of any other person or entity, any of the BANK's Confidential Information. The term "Confidential Information" as used in this Agreement shall mean any and all disclosures, statements, materials, data, files, documents, financial and expense information, computer files, drawings, photographs, plans, customer lists, supplier lists, marketing concepts, inventions, designs, trade secrets, technical information and other proprietary information and/or documents, either (i) delivered to the EXECUTIVE by or on behalf of the BANK; (ii) reviewed by the EXECUTIVE in connection with EXECUTIVE's employment with the BANK; or (iii) in any other manner placed or secured into the possession of EXECUTIVE. "Confidential Information" shall not include information which at the time of disclosure by the BANK is in the public domain, or which later becomes part of the public domain through no act or omission of the EXECUTIVE.

(b) In the event that the employment of EXECUTIVE with the BANK ever terminates, whether voluntarily or involuntarily: (a) the EXECUTIVE agrees to immediately return to the BANK any and all of the Confidential Information, including all originals, work papers, analyses, copies, translations, electronically stored version, or any other form of said material; and (b) the EXECUTIVE agrees that he shall abide by the restrictions set forth in Section (a) above for an additional period of ten (10) years from the date EXECUTIVE's employment with the BANK terminates. However, with respect to any Confidential Information which is defined as a Trade Secret, under applicable federal and state law, there shall be no time limitation on his obligation to abide by the restrictions set forth in Section (a) above.

(c)EXECUTIVE shall be responsible for any violation or breach of the obligations set forth in this Paragraph 10 hereof by himself as well as by any other persons or entities who have directly or indirectly derived or secured any Confidential Information from the EXECUTIVE ("Recipient Parties"). In the event of a breach of this Agreement by the EXECUTIVE or by any of the Recipient Parties, the BANK shall be entitled to recoup its reasonable attorney's fees and costs related to any legal proceeding instituted to address said breach, in addition to any remedies provided by federal and/or state law. If the BANK seeks injunctive relief to address any such breach, the BANK is hereby relieved of any obligation to establish irreparable injury in connection therewith. Any remedies in favor of the BANK shall not be exclusive, but shall be cumulative.

(d)Under the federal Defend Trade Secrets Act, EXECUTIVE is immune from civil or criminal liability under state or federal law if EXECUTIVE discloses trade secrets: (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (b) in a complaint or other document filed in a lawsuit or other proceeding when the filing is made under seal; or (c) to EXECUTIVE’s attorney or in a sealed court filing in a lawsuit alleging retaliation for reporting a suspected violation of law.

(e)Nothing in this Paragraph 10 is intended to be or will be construed to prevent, impede, or interfere with EXECUTIVE’s right to respond accurately and fully to any question, inquiry, or request for information regarding the BANK or his employment with the BANK when required by legal process, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any Federal, State, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Executive is not required to contact the BANK regarding the subject matter of any such communications before they engage in such communications. However, EXECUTIVE cannot disclose to anyone confidential information and documents that are protected by the BANK’s attorney client privilege.

11.

In consideration of the promises, payment, and undertakings of BANK set forth in this Employment Agreement, none of which were otherwise due and owing to EXECUTIVE before the execution of this Agreement, the sufficiency and receipt of which are acknowledged by the signature of EXECUTIVE below, EXECUTIVE, individually, and on behalf of his heirs and/or assigns, hereby releases, acquits and forever discharges BANK and any entity affiliated with it, their owners, officers, directors, agents, insurers, servants, attorneys, employees and representatives of and from any and all claims, demands, actions, and causes of action of every kind, nature, and description whatsoever, whether known or unknown, that he may have had, up until the date of the execution of this Agreement, including, but not limited to, any and all claims of discrimination, harassment or retaliation under Title VII of the Civil Rights Act of 1964 (Title VII), the Age Discrimination in Employment Act (ADEA), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Louisiana Employment Discrimination Law, the Louisiana wage statutes (including, but not limited to, La. R.S. 23:631 and 632), and any and all claims which were asserted or could have been asserted by EXECUTIVE against BANK or its agents, as well as all claims based upon any other federal, state, and/or local statute or law, including discrimination, retaliation, whistleblower retaliation, tort, wrongful discharge, breach of contract (employment or other contract), tortious or intentional interference with contract, promissory estoppel, detrimental reliance, denial of due process, unfair trade practice, breach of fiduciary duty, and defamation. Included in this release are all claims for monetary relief of any kind, including, but not limited to, damages of any kind, penalties, back pay, front pay, and attorneys’ fees. This release does not affect claims which cannot be released as a matter of law. Nothing in this Agreement will interfere with EXECUTIVE’s right to file a charge, cooperate, or participate in an investigation or proceeding conducted by the EEOC, the NLRB, OSHA, the Securities and Exchange Commission, or any other federal, state, or local regulatory or law enforcement agency, commission, or department. Such cooperation or participation may include providing documents or information in connection with a government agency investigation without notice to BANK. This Agreement also does not limit EXECUTIVE’s right to receive an award from any government agency for providing information in connection with an agency investigation, but EXECUTIVE agrees that the consideration provided to EXECUTIVE in this Agreement will be the sole relief provided by BANK to EXECUTIVE for the claims EXECUTIVE is releasing in this Agreement. EXECUTIVE acknowledges that he was given up to twenty one (21) days to consider whether to enter into this Agreement, and that he was given seven (7) days after his signing of the Agreement to revoke his execution of the Agreement, by providing written notice of revocation to the Chairman of the Board of Directors of the BANK. He also acknowledges and represents that the BANK has advised him to seek the advice of an attorney before signing this Agreement and that he has done so.

12.

This Agreement shall supersede the terms of any prior employment agreement or understanding between EXECUTIVE and BANK. However, EXECUTIVE will continue to be entitled to all stock option rights in accordance with all stock option agreements in effect at the time this Agreement was entered into.

13.

This Agreement shall be construed in accordance with and governed by the laws of the State of Louisiana.

14.

It is understood and agreed that should any portion of any clause or paragraph of this Agreement be deemed too broad to permit enforcement to its fullest extent, or should any portion of any clause or paragraph of this Agreement be deemed to be unreasonable or unlawful, then said clause shall be reformed and enforced to the maximum extent permitted by law. In the event that such portion of any clause or paragraph be deemed incapable of reform, the offending language shall be severed, and the remaining terms and provisions of this Agreement shall remain unaffected, valid, and enforceable for all purposes.

15.

This Agreement may be modified or amended only in writing signed by the EXECUTIVE and the Chief Executive Officer, acting in his official capacity as duly authorized agent of BANK’S Board of Directors.

Dated and executed this 19th day of October 2016.

EXECUTIVE

/s/ Clive R. Cloutier
CLIVE R. CLOUTIER

MIDSOUTH BANK NA

BY:/s/ Troy Cloutier
TROY CLOUTIER

MIDSOUTH BANCORP

BY:/s/ Will G. Charbonnet
WILL G. CHARBONNET

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